     As filed with the Securities and Exchange Commission on January 21, 1997
                                                      Registration No. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                         TRANSNATIONAL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 22-2328806
     (State or other jurisdiction          (I.R.S. Employer Identification No.)
         of incorporation)

                              POST OFFICE BOX 198
                                  U.S. ROUTE 1
                             CHADDS FORD, PA 19317
              (Address of Principal Executive Offices) (Zip Code)

TRANSNATIONAL INDUSTRIES, INC. 1995 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)

                             CHARLES H. HOLMES, JR.
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         TRANSNATIONAL INDUSTRIES, INC.
                              POST OFFICE BOX 198
                                  U.S. ROUTE 1
                             CHADDS FORD, PA 19317
                                 (610) 459-5200
(Name, address and telephone number, including area code, of agent for service)

                        --------------------------------

                                   Copies to:

                              DAVID I. ALBIN, ESQ.
                              FINN DIXON & HERLING
                              ONE LANDMARK SQUARE
                          STAMFORD, CONNECTICUT 06901
                                 (203) 325-5000
================================================================================

                        CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum     Proposed Maximum       Amount of
Title of Securities         Amount            Offering             Aggregate        Registration
to be Registered       to be Registered    Price Per Share      Offering Price           Fee
-------------------------------------------------------------------------------------------------
Common Stock,
  $0.20 par value....     50,000 shares          $2.16(1)          $108,000.00(1)      $32.73(1)
===============================================================================================

(1) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the weighted average of (i) $2.31 per share for 10,500 options granted to date under the plan; and (ii) $2.13 per share for the remaining 39,500 shares, which is the average of the closing bid and asked prices of the Common Stock of the Registrant on January 16, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

               (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended April 30, 1996, July 31, 1996 and October 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to
          Section 12(b) of the Exchange Act on August 8, 1986 and declared effective on August 19, 1986.

          All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article Ninth of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and certain other liabilities. Section 145 of the DGCL provides for indemnification by the

     Company of its directors and officers. In addition, Article X, Section 1 of the Company's By-Laws requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

     ITEM 8.  EXHIBITS.

               Exhibit
               Number
               ------


               4.1* Transnational Industries, Inc. 1995 Stock Option and Performance Incentive Plan.

               4.2* Form of Nontransferable Incentive Stock Option Agreement under the Transnational Industries, Inc. 1995 Stock Option and Performance Incentive Plan.

               5.1* Opinion of Finn Dixon & Herling as to legality of securities being registered.

               23.1* Consent of Stockton Bates & Company, P.C.

               23.2 Consent of Finn Dixon & Herling (contained in Exhibit 5.1 hereto).

               24.1  Power of Attorney (included on the signature pages).

     _________________________
     *Filed herewith

     ITEM 9.  UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

               (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chadds Ford, State of Pennsylvania, on this 8th day of January, 1997.

                                      TRANSNATIONAL INDUSTRIES, INC.



                                      By:  /s/Charles H. Holmes, Jr.
                                           ------------------------------------
                                           Charles H. Holmes, Jr.,
                                           Chief Executive Officer and President



                               POWERS OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles H. Holmes, Jr. and Paul L. Dailey, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                           Title                         Date
---------------------------  -----------------------------------        ------------

/s/Charles H. Holmes, Jr.    Chief Executive Officer and                December 31,
---------------------------  President; Director (Principal             1996
   Charles H. Holmes, Jr.    Executive Officer)


/s/Paul L. Dailey            Chief Financial Officer and Secretary       December 31,
---------------------------  (Principal Financial and Accounting         1996
   Paul L. Dailey            Officer)


/s/Michael S. Gostomski                    Director                      December 31,
---------------------------                                              1996
   Michael S. Gostomski


/s/Charles F. Huber                        Director                       December 31,
---------------------------                                               1996
   Charles F. Huber


/s/William D. Witter                       Director                       December  31,
---------------------------                                               1996
   William D. Witter


/s/Calvin A. Thompson                      Director                       December 31,
---------------------------                                               1996
   Calvin A. Thompson


EXHIBIT                                                                      PAGE
INDEX                                                                        NO.
-----                                                                        -----
 4.1*    Transnational Industries, Inc. 1995 Stock Option and Performance    +
         Incentive Plan.

4.2*     Form of Nontransferable Incentive Stock Option Agreement under the  +
         Transnational Industries, Inc. 1995 Stock Option and Performance
         Incentive Plan.

5.1* Opinion of Finn Dixon & Herling as to legality of securities being + registered.

23.1*    Consent of Stockton Bates & Company, P.C.                           +

23.2     Consent of Finn Dixon & Herling (contained in Exhibit 5.1 hereto).

24.1     Power of Attorney (included on the signature pages).

_________________________
*Filed herewith.
+Filed separately electronically.

                              ____________________